Exhibit 99.2
Q1’24 Earnings Results

Q1'24 Summary

Debt & Hedging

$300m Notes

Issued 10-year unsecured notes (6.10% coupon, 5.32% yield to maturity net of $21m realized hedge gains)

$2.0b Revolver

New 5-year unsecured revolving credit facility[a] (replaced existing aggregate $1.85b facilities)

Outstanding Hedges

$500m SOFR Swap through April 2028 at ~3.0% SOFR (~$3m per quarter pickup at current SOFR rate)

$350m long-term debt hedges in ~$45m unrealized gain position

Investment Activity[1]

~$145m across 8 non-binding LOIs

6 Markets	5 Sponsors	All Multifamily
~35% GLTV[2]	~3.0x Rent Coverage[3]	~7.5% Economic Yield[4]

Portfolio Metrics[5]

$6.5b / $9.1b

Total Portfolio Aggregate GBV[6] / Total Portfolio Estimated UCA

47% / 3.6x

GLTV[2] / Rent Coverage[3]

Capital Sources

$1.1b[b]

Cash & Credit Facility Availability

$440m[7]

(SAFE $242m, Partner $198m)

Remaining Capital for JV with Leading Sovereign Wealth Fund

Note: The information in this presentation is as of March 31, 2024, unless otherwise stated. Refer to Appendix for Unrealized Capital Appreciation Details, Portfolio Reconciliation, Glossary and Endnotes at the end of this presentation.

a. Closed on 4/12/24.

b. Based on (i) $950m of cash & cash equivalents and unused capacity of the prior unsecured revolving credit facilities as of 3/31/24, plus (ii) additional $150m unused capacity from new revolving credit facility. Amounts outstanding under prior unsecured revolving credit facilities were rolled over to the new facility.

Safehold | The Ground Lease Company | May 2024

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3 Safehold | The Ground Lease Company | May 2024 Portfolio Growth 19x 21x Estimated UCA Growth since IPO Portfolio Growth since IPO8 16.3m SF 18.1k Units Multifamily Office Hotel Life Science Other 12.5m SF 3.8m SF 5.1k Keys 1.3m SF 0.7m SF Portfolio Total Square Feet: 34.6m9 Q1 Fundings  $66m existing ground leases (6.7% Economic Yield)  $5m Leasehold Loan Fund (SOFR+605) $71m Growing Multifamily Focus (Multifamily Asset Count) Total Asset Count 12 57 116 137 Note: Please see the “Important Note re COVID-19” at the end of this presentation for a statement about metrics this quarter. Refer to Appendix for Unrealized Capital Appreciation Details and Endnotes. Represents Core Ground Lease Portfolio unless otherwise noted. IPO Q1'20 Q1'22 Q1'24 1 20 60 75 Multifamily Asset Count % 8% 35% 52% 55% $0.3b $2.8b $5.5b $6.5b $0.4b $5.0b $9.4b $9.1b IPO (6/22/2017) Q1'20 Q1'22 Q1'24 Aggregate GBV (Ground Leases) Estimated Unrealized Capital Appreciation

Earnings Results

- GAAP Net Income and EPS increased Y/Y primarily due to $21.6m merger and Caret related costs incurred in Q1'23
- EPS excluding merger & Caret related costs and non-recurring gains increased ~$0.02 Y/Y
    - +$8.6m (+$0.12/sh): increase in asset-related revenue from new investments and rent growth (percentage rent of $4.6m in Q1'24 vs. $3.7m in Q1'23)
    - -$7.8m (-$0.11/sh): increase in interest expense due to increase in debt outstanding and cost of capital

		Q1'24	Q1'23	Y/Y Change
Revenues		**$93.2m**	$78.3m	19%
Net Income (Loss) Attributable to Safehold Inc. common shareholders	GAAP	**$30.7m**	$4.7m	556%
	Excluding Merger & Caret Related Costs and Non-Recurring Gains[a]	**$30.7m**	$26.3m	17%
Earnings (Loss) Per Share	GAAP	**$0.43**	$0.07	487%
	Excluding Merger & Caret Related Costs and Non-Recurring Gains[a]	**$0.43**	$0.41	5%
Share Count (Basic & Diluted)	GAAP	**71.2m**	63.7m	12%

Note: Please refer the "Earnings Reconciliation" section of the Appendix for more information with regard to the calculation of net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period.

a. Merger and Caret related costs were $0 in Q1'24 and $21.6m in Q1'23, including $9.4m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.9m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items.

Safehold | The Ground Lease Company | May 2024
4

Safehold

Portfolio Yields

(Core Ground Lease Portfolio Gross Book Value: $6.4b on 92-Year W.A. Lease Term w/ Ext.)[10]

GAAP Earnings

3.6% Annualized Cash Yield

+ GAAP Non-Cash Rent & Adj.

5.3% Annualized Yield[11]

+ Variable rent pickup[12]

Forward Yield-to-Maturity

5.7% Economic Yield[13]

+ Upside when inflation >2%

5.9% Inflation Adjusted Yield[13]

+ Caret valuation

7.5% Illustrative Caret Adjusted Yield[14]

	Annualized Cash Yield (3.6%)	Annualized Yield (5.3%)	Economic Yield (5.7%)	Inflation Adjusted Yield (5.9%)	Illustrative Caret Adjusted Yield (7.5%)
Methodology:	Annualized Cash Rent divided by Cost Basis	Annualized Net Rent divided by GBV	Go-forward IRR of contractual cashflows through lease expiration on cost	Same as Economic Yield using market rate inflation	Same as Inflation Adjusted Yield. Assume Caret value taken out of basis[14]
Components:					
Cash Rent	✓	✓	✓	✓	✓
GAAP Rent	x	✓	x	x	x
Variable Rent	x	x	✓	✓	✓
CPI Lookbacks	x	x	x	✓	✓
Caret	x	x	x	x	✓
Assumed CPI / Growth Rate	0.0%	0.0%	2.0%	2.35%[15]	2.35%[15]

Note: Refer to Appendix for Glossary and Endnotes. Represents Core Ground Lease Portfolio.

Safehold | The Ground Lease Company | May 2024

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Portfolio Diversification

Safehold primarily invests in the top 30 MSAs across the U.S., which we believe are positioned for long-term sustainable growth

$6.4b Core Ground Lease Portfolio

(92-year w.a. extended lease term)



Top 10 Markets (% of GBV, Count, Rent Coverage[3], GLTV[2])

1. **Manhattan (22%)**[a] – 10 Assets (3.1x, 57%)
2. **Washington D.C. (11%)** – 17 Assets (4.0x, 55%)
3. **Boston (8%)** – 3 Assets (3.3x, 44%)
4. **Los Angeles (7%)** – 8 Assets (3.8x, 39%)
5. **San Francisco (4%)** – 5 Assets (3.0x, 60%)
6. **Denver (4%)** – 6 Assets (3.1x, 53%)
7. **Honolulu (4%)** – 2 Assets (4.3x, 39%)
8. **Nashville (4%)** – 5 Assets (3.0x, 38%)
9. **Miami (3%)** – 6 Assets (3.7x, 40%)
10. **Atlanta (3%)** – 7 Assets (2.9x, 37%)

	Portfolio by Count									
	Northeast	West	Mid Atlantic	Southeast	Southwest	Central	Total	GBV %	Rent Coverage[3]	GLTV[2]
Multifamily	9	21	11	22	8	4	**75**	**39%**	**3.6x**	**38%**
Office	10	7	9	5	4	1	**36**	**42%**	**3.4x**	**58%**
Hotel	2	8	1	1	4	0	**16**	**11%**	**3.8x**	**44%**
Life Science	1	2	2	0	0	0	**5**	**6%**	**4.8x**	**41%**
Mixed Use & Other	1	1	0	2	0	1	**5**	**2%**	**3.2x**	**44%**
Total	**23**	**39**	**23**	**30**	**16**	**6**	**137**	**100%**	**3.6x**	**47%**

Note: Represents Core Ground Lease Portfolio. Based on Gross Book Value of $6.4b, which excludes $70m of Safehold's forward commitments. There can be no assurance that Safehold will fully fund any forward commitments.

a. Total New York MSA including areas outside of Manhattan makes up 29% of GBV (18 assets).

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Safehold | The Ground Lease Company | May 2024

Capital Structure

Safehold

Debt Overview



Unsecured Notes $1.8b
Non-Recourse Secured $1.5b
Total $4.5b
Unsecured Revolver $0.9b ($1.1b remaining capacity[a])
Pro-Rata Held by JVs $0.3b

21.0-year w.a. maturity[b]

No corporate maturities due until 2027

A3 (Stable Outlook) **Moody's**

BBB+ (Positive Outlook) **Fitch**

Outstanding Hedges

SOFR Swap (Revolver)

Notional: $500m

Term: 5-years (ends April 2028)

Rate: ~3.0% SOFR

Interest Savings: ~$3m / qtr (~5.3% SOFR less ~3.0% swapped SOFR * $500m / 4)

Being paid current and flowing through earnings

Treasury Locks (Long-Term Debt)

Notional: $350m

Rate: ~3.67% 30-year treasury

Unrealized Gain Position: ~$45m in-the-money

Will be paid when SAFE enters into long-term debt issuance and the hedges are unwound/terminated and will flow through earnings thereafter

Debt and Liquidity Metrics	Q1'24
Total debt	$4.46b
Total book equity	$2.33b
Total debt / book equity	1.9x
Debt cash interest rate[b]	3.6%
Debt effective interest rate[b]	4.0%
Unencumbered assets	$4.03b
Cash & credit facility availability[c]	$1.10b

a. Reflects availability under new revolving credit facility ($2.0b facility) closed post-quarter end.
b. Includes JV debt and excludes outstanding borrowings under the Company's unsecured revolving credit facilities.
c. Based on (i) $950m of cash & cash equivalents and unused capacity of the prior unsecured revolving credit facilities as of 3/31/24, plus (ii) additional $150m unused capacity from new revolving credit facility. Amounts outstanding under prior unsecured revolving credit facilities were rolled over to the new facility.

Safehold | The Ground Lease Company | May 2024

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8 Safehold | The Ground Lease Company | May 2024 Appendix

9 Safehold | The Ground Lease Company | May 2024 Income Statement APPENDIX Note: Figures in thousands except for per share amounts. a. For the three months ended March 31, 2024, general and administrative expenses were partially offset by $5.5 million of management fees, which are included in “Other income.” 2024 2023 Revenues: Interest income from sales-type leases $63,218 $57,062 Operating lease income 21,003 20,901 Interest income - related party 2,357 - Other income 6,635 366 Total revenues $93,213 $78,329 Costs and expenses: Interest expense $48,631 $40,873 Real estate expense 1,079 1,206 Depreciation and amortization 2,487 2,398 General and administrativea 10,863 10,387 General and administrative - stock-based compensation 4,765 4,680 Provision for credit losses 709 2,242 Other expense 91 14,089 Total costs and expenses $68,625 $75,875 Income (loss) from operations before other items $24,588 $2,454 Earnings from equity method investments 6,912 2,262 Net income (loss) before income taxes $31,500 $4,716 Income tax expense (471) - Net income (loss) $31,029 $4,716 Net (income) loss attributable to noncontrolling interests (301) (34) Net income (loss) attributable to Safehold Inc. common shareholders $30,728 $4,682 Weighted avg. share count - basic 71,170 63,672 Weighted avg. share count - diluted 71,240 63,672 Earnings (loss) per share (basic & diluted) $0.43 $0.07 For the three months ended March 31,

10 Safehold | The Ground Lease Company | May 2024 Balance Sheet APPENDIX Note: Figures in thousands. As of March 31, 2024 As of December 31, 2023 Assets: Net investment in sales-type leases $3,341,658 $3,255,195 Ground Lease receivables, net 1,661,063 1,622,298 Real estate: Real estate, at cost 743,423 744,337 Less: accumulated depreciation (41,907) (40,400) Real estate, net 701,516 703,937 Real estate-related intangible assets, net 212,657 211,113 Real estate available and held for sale 10,625 9,711 Total real estate, net, real estate-related intangible assets, net and real estate available and held for sale 924,798 924,761 Loans receivable, net - related party 112,179 112,111 Equity investments 275,295 310,320 Cash and cash equivalents 11,284 18,761 Restricted cash 27,891 27,979 Deferred tax assets, net 6,744 7,619 Deferred operating lease income receivable 187,750 180,032 Deferred expenses and other assets, net 124,877 89,238 Total assets $6,673,539 $6,548,314 Liabilities: Accounts payable, accrued expenses, and other liabilities $118,593 $134,518 Real estate-related intangible liabilities, net 63,546 63,755 Debt obligations, net 4,142,878 4,054,365 Total liabilities $4,325,017 $4,252,638 Redeemable noncontrolling interests $19,011 $19,011 Equity: Safehold Inc. shareholders' equity: Common stock $714 $711 Additional paid-in capital 2,190,671 2,184,299 Retained earnings 65,630 47,580 Accumulated other comprehensive income (loss) 26,458 (1,337) Total Safehold Inc. shareholders' equity $2,283,473 $2,231,253 Noncontrolling interests $46,038 $45,412 Total equity $2,329,511 $2,276,665 Total liabilities, redeemable noncontrolling interests and equity $6,673,539 $6,548,314

11 Safehold | The Ground Lease Company | May 2024 IPO (6/22/17) 3/31/20 3/31/21 3/31/22 3/31/23 3/31/24 Net investment in Sales-Type Leases - $1,029 $1,312 $2,740 $3,140 $3,342 Ground Lease receivables - 422 $661 $1,017 $1,431 $1,661 Pro-rata interest in Ground Leases held as equity method investments - 342 $346 $442 $446 $451 Real estate, net (Operating Leases) $265 $670 $729 $711 $705 $699 Add: Accumulated depreciation 1 18 24 30 36 42 Add: Lease intangible assets, net 123 241 241 223 216 213 Add: Accumulated amortization 1 18 25 31 38 45 Add: Other assets - 24 23 22 21 20 Add: CECL allowance - - - - 1 2 Less: Lease intangible liabilities, net (51) (57) (66) (65) (64) (64) Less: Noncontrolling interest - (2) (2) (2) (2) (19) Gross Book Value $339 $2,705 $3,292 $5,148 $5,967 $6,392 Add: Forward Commitments - 96 103 310 238 70 Aggregate Gross Book Value $339 $2,800 $3,395 $5,458 $6,205 $6,462 Less: Accruals to net investment in leases and ground lease receivables - (15) (53) (118) (198) (288) Less: Future acquisition commitment - - (83) - - - Aggregate Cost Basis $339 $2,785 $3,260 $5,340 $6,008 $6,174 Less: Forward Commitments - (96) (20) (310) (238) (70) Cost Basis $339 $2,689 $3,240 $5,030 $5,770 $6,104 Portfolio Reconciliation APPENDIX Note: Figures in thousands. Represents Core Ground Lease Portfolio. a. Excludes $3m other assets. a

12 Safehold | The Ground Lease Company | May 2024 Earnings Reconciliation APPENDIX Note: Figures in millions except for per share amounts. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains and EPS excluding merger & Caret related costs and non-recurring gains are non-GAAP measures used as supplemental performance measures to give management and investors a view of net income and EPS more directly derived from operating activities in the period in which they occur. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains is calculated as net income (loss) attributable to common shareholders, prior to the effect of non-recurring gains, and charges related to the merger, administration of Caret, origination of the Secured Term Loan to SAFE and goodwill impairment, all as adjusted to exclude corresponding amounts allocable to noncontrolling interests. It should be examined in conjunction with net income (loss) attributable to common shareholders as shown in our consolidated statements of operations. EPS excluding merger & Caret related costs and non-recurring gains is calculated as net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains divided by the weighted average number of common shares. These metrics should not be considered as alternatives to net income (loss) attributable to common shareholders or EPS, respectively (in each case determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”)). These measures may differ from similarly-titled measures used by other companies. a. Merger and Caret related costs were $0 in Q1’24 and $21.6m in Q1’23, including $9.4m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.9m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. 2024 2023 Net income (loss) attributable to Safehold Inc. common shareholders $30,728 $4,682 Add: Merger & Caret related costsa - 21,597 Net income excluding merger & Caret related costs and non-recurring gains for the period $30,728 $26,279 Impact attributable to noncontrolling interests - - Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period $30,728 $26,279 Weighted average number of common shares - basic 71,170 63,672 Weighted average number of common shares - diluted 71,240 63,672 EPS excluding merger & Caret related costs and non-recurring gains for the period - basic $0.43 $0.41 EPS excluding merger & Caret related costs and non-recurring gains for the period (basic & diluted) $0.43 $0.41 For the three months ended March 31,

APPENDIX

Caret Timeline

Safehold

2H'18:
Formed a subsidiary called "Caret" designed to help recognize the value of the capital appreciation above Cost Basis. Employee performance-based incentive plan created

May'19:
Management incentive plan[a] approved by shareholders, requiring management to deliver significant share price appreciation

Feb'22:
Outside investors participate in Series A round[b]

Aug'22:
MSD Partners commitment to Series B round

Nov'22:
3 participants from Series A round committed to Series B round under same terms and timing as MSD

Apr'24:
Series A round redeemed

a. Management was granted up to 15% of the then-authorized Caret units under this plan.
b. In connection with Feb'22 sale, we were obligated to seek to provide a public market listing for the Series A Caret Units by Q1'24. Because public market liquidity was not achieved, the investors in the initial round had the option to cause their Series A Caret units to be redeemed at their original purchase price reduced by an amount equal to the amount of subsequent cash distributions on such units. In April 2024, the ~$19m Series A round was redeemed.

Safehold | The Ground Lease Company | May 2024

13

APPENDIX

Caret Ownership

In April 2024, the Series A Round was redeemed. It was settled with funds that were previously held in a restricted account; thus no impact to liquidity or revolver borrowings.



SAFEHOLD (NYSE: SAFE)
100%
~84%
GL Units
Rent Stream plus Original Cost Basis and certain other cash flows
Caret Units
Capital Appreciation above Original Cost Basis under specified circumstances
~15%
Employees 2018 Incentive Plan
~1%
MSD Partners
+ Other Family Offices

Note: Ownership percentage is based on outstanding Caret units. Chart as of 4/30/24.

Safehold | The Ground Lease Company | May 2024

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15 Safehold | The Ground Lease Company | May 2024 Unrealized Capital Appreciation Details APPENDIX Refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation (“UCA”), and“Combined Property Value” (“CPV”). SAFE relies in part on CBRE’s valuations of the CPV of our portfolio in calculating UCA. SAFE may utilize management’s estimate of CPV for ground lease investments recently acquired that CBRE has not yet evaluated. For construction deals, CPV represents the cost to build inclusive of the land. CPV is a hypothetical value of the as-improved subject property, based on an assumed ownership structure different from the actual ownership structure. CPV does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased atmarket rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. Lagging valuations may not accurately capture declines in our UCA, CPV or derived metrics such as GLTV, and such declines could be reflected in future periods, and any such decline could be material. The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolioor that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA and CPV, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on May 12, 2024 and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated from time to time in our subsequent periodic reports, filed with the SEC. Certain interests in our subsidiary Safehold GL Holdings LLC (“Portfolio Holdings”) are structured to track and capture UCA to the extent UCA is realized upon sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of the total authorized Caret units, 1,395,082 of which are currently outstanding and some of which remains subject to time-based vesting. See our 2024 Proxy Statement for additional information on the long-term incentive plan. As of March 31, 2024, we had sold an aggregate of 231,071 Caret units to third-party investors, including affiliates of MSD Partners, L.P. and received a commitment for the sale of 28,571 Caret units from an entity affiliated with one of our independent directors. As of March 31, 2024, we own approximately 83.1% of the outstanding Caret units. In connection with the sale of 137,142 Caret units in February 2022 (including the 28,571 which have not yet been closed upon), we agreed to use commercially reasonable efforts to provide public market liquidity forsuch units, or securities into which they may be exchanged, prior to the second anniversary of such sales. Because public market liquidity was not achieved by February 2024, the investors in the February 2022 transactionhad the right to cause their Caret units purchased in February 2022 to be redeemed at the purchase price less the amounts of distributions previously made on such units. In April 2024, the ~$19m Series A round was redeemed.

16 Safehold | The Ground Lease Company | May 2024 Glossary APPENDIX Aggregate Cost Basis Represents Cost Basis plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Aggregate Gross Book Value Represents the Gross Book Value plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Annualized Cash Yield Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis, each for the Core Ground Lease Portfolio. Annualized Yield Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV, each for the Core Ground Lease Portfolio. Caret Adjusted Yield Using the same cash flows as Inflation Adjusted Yield except that initial cash outlay (i.e., Safehold’s basis) is reduced by ~$1.7b, which amount corresponds to Safehold’s share (~83%) of the most recent third-party Caret valuation of $2.0b from the Series B round (see page 10 for more detail on the Caret valuation). Cash Interest Rate The current cash interest rate of debt. Cash Rent Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases, each for the Core Ground Lease Portfolio. Combined Property Value (CPV) The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. For construction projects, CPV represents the total cost associated with the acquisition, development, and construction of the project. Core Ground Lease Portfolio Represents the portfolio of assets owned at the date indicated and our proportionate share of two unconsolidated joint venture assets, and excludes the Star Holdings Loan, Leasehold Loan Fund and GL Plus Fund. Cost Basis Represents the historical purchase price of an asset in the Core Ground Lease Portfolio, including capitalized acquisition costs of the assets. Economic Yield Computed similarly to effective yield on a bond, the Economic Yield is calculated using projected cash flows beginning 4/1/2024 for the duration of the lease, with an initial cash outflow and a residual value equal to our cost of the land. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the Federal reserve long-term 2.0% CPI target for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the Federal Reserve long-term 2.0% CPI target annually. Target yields and cash flow multiples assume no default, full rent collections, no destruction and no casualty events. Effective Interest Rate Represents the all-in stated interest rate over the term of debt from funding through maturity based on the contractual payments owed excluding the effect of debt premium, discount and deferred financing costs. GAAP Rent Current period revenue from operating and sales-type leases recognized under GAAP, each for the Core Ground Lease Portfolio. GL Plus Fund The Company’s investment fund that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase. Gross Book Value (GBV) Represents Cost Basis plus accrued interest on sales-type leases of the Core Ground Lease Portfolio. The amount is not reduced for CECL allowances. Ground Lease-to-Value (GLTV) Calculated as the Aggregate GBV divided by CPV of the Core Ground Lease Portfolio. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market. Ground Lease Plus Commitment (GL+) Safehold’s commitment or option to purchase ground leases from a joint venture contingent on certain development and timing criteria. Inflation Adjusted Yield For CPI adjustments and CPI lookbacks, Inflation Adjusted Yield is computed in the same manner as Economic Yield, assuming a specific alternative inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, Inflation Adjusted Yield is based on Economic Yield and assumes fair market value and building revenue increase by the assumed inflation scenario annually. Net Rent GAAP Rent less depreciation & amortization for the Core Ground Lease Portfolio. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investments, each for the Core Ground Lease Portfolio. Owned Residual Portfolio Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold’s right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio. Percentage Rent Represents TTM cash percentage rent paid by the property. Property NOI Represents the net operating income (NOI) of the building/Safehold’s ground lease tenant prior to paying ground lease rent. Rent Coverage The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market. Safehold /Safehold Ground Lease A ground lease originated and structured by Safehold. Unrealized Capital Appreciation (UCA) Calculated as the difference between CPV of the Core Ground Lease Portfolio and the Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant’s capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us.

17 Safehold | The Ground Lease Company | May 2024 Endnotes APPENDIX (1) Existing GL commitments and non-binding LOIs assume 100% ownership. Our JV partner can purchase 45% of these commitments at their discretion. There can be no assurance that Safehold will close transactions under LOI. (2) CPV used to calculate GLTV is generally based on independent appraisals; however, the Company will use actual sales prices / management estimates for recently acquired and originated ground leases for which appraisals are not yet available. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. (3) The Company uses estimates of the stabilized Property NOI for Rent Coverage calculations if it does not receive current tenant information or if the properties are under construction / in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market. (4) Assumes ~4.7% 30-year Treasury. (5) Represents Core Ground Lease Portfolio. (6) Includes $70m of Safehold’s forward commitments that have not yet been funded as of 3/31/24. There can be no assurance that Safehold will fully fund these transactions. (7) Original Safehold target commitment of $275m and original partner target commitment of $225m. Each party's commitment is discretionary. Amount remaining assumes full commitment of the existing assets of $60m, in which $24m is forward commitments (Safehold $13m, Partner $11m). There can be no assurance that Safehold will fully fund these transactions. (8) The portfolio is presented using Aggregate Gross Book Value. As of 3/31/24, the portfolio included $70m of Safehold’s forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will fully fund these transactions. (9) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources and are based on the primary usage of the building. No assurance can be made to the accuracy of these figures. (10) Does not include $70m of Safehold’s forward commitments. (11) Annualized Yield is based on GAAP treatment, which assumes 0% growth / inflation environment for the remaining term of existing legacy ground leases that have structures with a component of variable rent. (12) Certain acquired leases with legacy ground rent structures have a component of variable rent, including percentage rent, fair market value reset, or CPI-based escalators not captured in Annualized Yield. These leases have $0 go forward economics under GAAP. These leases (17% of portfolio) earns 3.1% for Annualized Yield but earns 5.9% Economic Yield when using 2.0% annual growth / inflation. (13) Safehold originated ground leases typically include a periodic rent increase based on prior years’ cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 83% of our portfolio as determined by cash rent has some form of a CPI lookback and 94% of our portfolio as determined by cash rent has some form of inflation capture. (14) Illustrative Caret Adjusted Yield uses the 5.9% Inflation Adjusted Yield as the starting point, and reduce initial cash outlay (i.e. Safehold’s basis) by ~$1.7b, which is Safehold’s 83% ownership of Caret using its most recent $2 billion valuation (In conjunction with the merger, MSD committed in Series B round to buy 1.0% of the total outstanding Caret Units for $20m with no redemption rights in November 2022 and certain other investors committed to buy an aggregate of 22,500 Caret Units on the same terms and conditions in November 2022. Purchase closed on 3/31/23 in connection with the merger.) (15) Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, May 3, 2024.

18 Safehold | The Ground Lease Company | May 2024 Forward-Looking Statements and Other Matters This presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative”, “representative”, “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters, and include estimates of UCA and Illustrative Caret Adjusted Yield. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (1) any delay in or our inability to realize the expected benefits of the recently consummated merger of Safehold Inc. and iStar Inc. (“STAR”) and/or our recently consummated spin-off of Star Holdings (collectively, the “transactions”); (2) changes in tax laws, regulations, rates, policies or interpretations; (3) the risk of unexpected significant transaction costs and/or unknown liabilities related to the transactions; (4) potential litigation relating to the transactions; (5) the impact of actions taken by significant stockholders; (6) general economic and business conditions; (7) market demand for ground lease capital; (8) the Company’s ability to source new ground lease investments; (9) the availability of funds to complete new ground lease investments; (10) risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; (11) risks associated with certain tenant and industry concentrations in our portfolio; (12) conflicts of interest and other risks associated with our relationship with Star Holdings and other significant investors; (13) risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); (14) risks that we will be unable to realize incremental value from the UCA in our Owned Residual Portfolio; (15) the value that will be attributed to Caret units in the future; (16) risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; (17) general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); (18) dependence on the creditworthiness of our tenants and their financial condition and operating performance; (19) escalating geopolitical tensions as a result of the war in Ukraine and the evolving conflict in Israel and surrounding areas; and (20) competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT, as amended. Please refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections and calculations based in part on management’s underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic and its after-effects, including the resulting shifts in the office sector, will have a delayed adverse impact on our financial results, along with the related uncertainty, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of March 31, 2024 may decline with respect to certain properties in future periods due to the continuing impact of the pandemic and its after-effects, including the resulting shifts in the office sector, and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic and its after-effects as of their dates of determination. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein. Merger Transaction / Basis of Presentation: On November 10, 2022, Safehold Inc. ("Old Safe") entered into an Agreement and Plan of Merger (the "Merger Agreement") with iStar Inc. ("iStar"), and on March 31, 2023, in accordance with the terms of the Merger Agreement, Old Safe merged with and into iStar, at which time Old Safe ceased to exist, and iStar continued as the surviving corporation and changed its name to "Safehold Inc." (the "Merger"). For accounting purposes, the Merger is treated as a "reverse acquisition" in which iStar is considered the legal acquirer and Old Safe is considered the accounting acquirer. As a result, the historical financial statements of Old Safe became the historical financial statements of Safehold Inc. Unless context otherwise requires, references to "iStar" refer to iStar prior to the Merger, and references to "we," "our" and "the Company" refer to the business and operations of Old Safe and its consolidated subsidiaries prior to the Merger and to Safehold Inc. (formerly known as iStar Inc.) and its consolidated subsidiaries following the consummation of the Merger. Investor Relations Contact Pearse Hoffmann 212.930.9400 investors@safeholdinc.com